Exhibit 10.6

RESTRICTED SHARE AGREEMENT

On this, the 28th day of February 2014 (the “Grant Date”), ICG Group, Inc. (“ICG”), a Delaware corporation (together with its wholly-owned subsidiary, Internet Capital Group Operations, Inc., the “Company”), hereby grants to [—] (“Grantee”) a Restricted Share Award (the “Award”) of [—] shares of common stock of ICG (the “Shares”), subject to the restrictions below and pursuant to and subject to the terms and conditions of the ICG Fifth Amended and Restated 2005 Omnibus Equity Compensation Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

1. Time-Based Vesting and Term. Provided that Grantee is then, and has remained at all times since the Grant Date, an employee of the Company, [12.5% OF THE TOTAL NUMBER OF SHARES] of the Shares shall vest on February 28th of each of 2015, 2016, 2017, 2018, provided that if such day is not a business day, such Shares shall vest on the first business day following such day.

2. Performance-Based Vesting.

(a) The vesting of [50% OF THE TOTAL NUMBER OF SHARES] of the Shares (the “Performance Shares”) is contingent upon ICG’s achievement of certain 45-trading day volume weighted average stock price targets (each a “VWAP Target”) on or prior to February 28, 2018 and, subject to Paragraph 2(b) shall vest as follows:

(i) [12.5% OF THE TOTAL NUMBER OF SHARES] Performance Shares shall vest on the first business day following the achievement of a VWAP Target of $28.07;

(ii) [12.5% OF THE TOTAL NUMBER OF SHARES] Performance Shares shall vest on the first business day following the achievement of a VWAP Target of $30.16;

(iii) [12.5% OF THE TOTAL NUMBER OF SHARES] Performance Shares shall vest on the first business day following the achievement of a VWAP Target of $32.38; and

(iv) [12.5% OF THE TOTAL NUMBER OF SHARES] Performance Shares shall vest on the first business day following the achievement of a VWAP Target of $34.71.

(b) Notwithstanding the vesting schedule set forth in Paragraph 2(a), if an applicable VWAP Target is achieved on or prior to February 28, 2016, the Performance Shares that are otherwise scheduled to vest on the first business day following the achievement of such VWAP Target pursuant to Paragraph 2(a) shall, instead, vest as follows:

(i) If a VWAP Target is achieved on or prior to February 28, 2015, 50% of the Performance Shares scheduled to vest on the first business day following such achievement pursuant to Paragraph 2(a) shall vest on February 28, 2015, and the remaining 50% of such Performance Shares shall vest on February 28, 2016.

(ii) If a VWAP Target is achieved between March 1, 2015 and February 28, 2016, 50% of the Performance Shares scheduled to vest on the first business day following such achievement pursuant to Paragraph 2(a) shall vest as so scheduled, and the remaining 50% of such Performance Shares shall vest on February 28, 2016.

(iii) If any specified vesting date set forth in Paragraph 2(b) is not a business day, then the applicable vesting shall occur on the first business day following such date.

3. Non-Transferability of Award. Grantee may not assign, transfer, pledge or otherwise dispose of the Shares prior to vesting. Any attempt to assign, transfer, pledge or otherwise dispose of the unvested Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the unvested Shares, shall be null and void and without effect.

4. Right to Vote and to Receive Dividends. Grantee shall have the right to vote unvested Shares and receive any dividends or other distributions paid on unvested Shares, provided that such Shares have not been forfeited. In the event of a dividend or distribution payable in stock or other property, reclassification, stock split or similar event during the period in which the Shares are unvested, the shares or other property issued or delivered with respect to the unvested Shares shall be subject to the same terms and conditions relating to vesting, forfeiture and non-transferability as the Shares to which they relate.

5. Forfeiture of Shares. Subject to the acceleration provisions of Paragraph 6, if (a) Grantee incurs a Termination of Service (as defined in the Internal Revenue Code of 1986, as amended) for any reason before the Shares are fully vested, then any of the Shares that are not then vested shall be automatically forfeited and must be immediately returned to the Company and/or (b) any of the Performance Shares have not vested on or prior to February 28, 2018, then any of the Performance Shares that are not then vested shall be automatically forfeited and must be immediately returned to the Company. In addition, if the Compensation Committee of the Board (the “Committee”) determines, in good faith, that Grantee has breached any non-compete, non-solicitation or confidentiality agreement with the Company at any time, Grantee shall immediately forfeit all unvested Shares and all vested Shares, and all Shares must be immediately returned to the Company.

6. Change of Control.

(a) If a Change of Control (as defined in the Plan) is consummated on or prior to February 28, 2018 and, in connection with such Change of Control, Grantee is terminated without Cause (as defined below) or leaves as a result of Good Reason (as defined below), then all of the Shares not then vested shall become fully vested. In addition, the Committee shall have the discretion to accelerate the vesting of any Shares, in whole or in part, upon the occurrence of a Change of Control, regardless of whether the Grantee is terminated without Cause or leaves for Good Reason.

(b) For purposes of this Agreement:

(i) “Cause” means a finding by the Committee that (A) Grantee has breached any employment, service, noncompetition, nonsolicitation, confidentiality or other similar contract between Grantee and the Company or (B) Grantee has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of Grantee’s employment or service.

(ii) “Good Reason” means (A) a material diminution in Grantee’s authority, duties or responsibilities, (B) a change in Grantee’s reporting relationship, (C) a material diminution in Grantee’s base salary and/or target bonus, and/or (D) a relocation of ICG’s office to a location more than 50 miles away from the existing location.

(c) Notwithstanding anything in this Paragraph 6 to the contrary, (i) in the event of any substantive conflict between the definitions of “Cause” and/or “Good Reason” set forth herein and those set forth in a written employment agreement between the Grantee and the Company, the definition(s) set forth in such employment agreement shall control, and (ii) in the event of any substantive conflict between the definition of “Change of Control” contained herein and that set forth in a written employment agreement between the Grantee and the Company, the definition set forth herein shall control.

7. Incorporation by Reference; Definitions. This Award shall be subject to the terms, conditions and limitations of the Plan, which are incorporated herein by reference. Subject to Paragraph 6, in the event of any contradiction, distinction or difference between this Award Agreement and the terms of the Plan, the terms of the Plan shall control. Except as otherwise defined in this Award Agreement, the terms used in this Award Agreement shall have the meanings set forth in the Plan. The Award is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to the withholding of taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Award pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder, and Grantee’s acceptance of this Award is Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Award and the Plan.

8. Issuance of Certificates. The Company shall hold non-certificated shares until the Shares vest. When Grantee obtains a vested right to the Shares, the vested Shares shall be issued to Grantee in electronic form, free of the restrictions set forth in this Restricted Share Agreement.

9. Withholding. Grantee is required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of this Award. Subject to Committee approval, Grantee may elect to satisfy any tax withholding obligation of the Company with respect to this Award by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

10. No Employment or Other Rights. This Award shall not confer upon Grantee any right to be retained by or in the employ or service of the Company or its parent or subsidiaries, and shall not interfere in any way with the right of the Company or its parent or subsidiaries to terminate Grantee’s employment or service at any time. The right of the Company or its parent or subsidiaries to terminate at will Grantee’s employment or service at any time for any reason is specifically reserved.

11. Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parent or subsidiaries and affiliates. This Award may be assigned by the Company without Grantee’s consent.

12. Governing Law. This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware.

13. Notice. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board of Directors of the Company or mailed to its principal office, addressed to the attention of the Board of Directors; and if to Grantee, shall be delivered personally sent by facsimile transmission or mailed to Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 13.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Restricted Share Agreement as of the date first set forth above.

INTERNET CAPITAL GROUP OPERATIONS, INC.

By:
[—]
[—]

ICG GROUP, INC.

By:
[—]
[—]

The undersigned hereby accepts the Share Award described in this Restricted Share Agreement. The undersigned has read the terms of the Plan and this Restricted Share Agreement, and agrees to be bound by the terms of the Plan and this Restricted Share Agreement and the interpretations of the Committee with respect thereto.

ACCEPTED:

[—] (Grantee)